November 18 2003

Ms. Anita L. DeFrantz
Amateur Athletic Foundation of Los Angeles
2141 West Adams Boulevard
Los Angeles, CA 90018-2040

Re:  OBN Holdings Stock Owned by Anita L. DeFrantz

Dear Ms. DeFrantz:

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, you agree to the following:

1.	All shares of OBN Holdings, Inc. common stock owned by you,
which totals 20,000, shall have a lock-up period of one (1) year from the effective date of the current SB-2 filing, and may not be sold prior to that time;

2.	Should, prior to the aforementioned lock-up period, you elect to gift, or otherwise grant any third party shares of stock you currently own, any such stock gifted or granted shall have the same lock-up provisions as if you continued to own the shares; and

3.	Once the lock-up period has expired, you shall not exceed the currently existing SEC 144 Regulations, which includes not selling any more than one percent (1%) of the outstanding shares within a ninety (90) day period, and filing Forms 3, 4 or 5 with the SEC.

If you are in agreement with the aforementioned terms and conditions, please acknowledge by signing below.

Sincerely,

/s/ Roger Neal Smith
Roger Neal Smith
Chief Executive Officer


Agreed and accepted

/s/ Anita L. DeFrantz
___________________________
Anita L. DeFrantz

8275 South Eastern Ave., Suite 200 * Las Vegas, NV 89123
* (702) 938-0467 * (702) 990-8681 Fax